Exhibit 10.6

MS Loan No.: 18-54256

MEZZANINE B GUARANTY OF RECOURSE OBLIGATIONS

This MEZZANINE B GUARANTY OF RECOURSE OBLIGATIONS (this “Guaranty”) is executed as of May 1, 2019, by HOSPITALITY INVESTORS TRUST OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“OP Guarantor”), and hOSPITALITY INVESTORS TRUST, INC., a Maryland corporation (“Parent Guarantor”), each having an office at c/o Hospitality Investors Trust, Inc., 3950 University Drive, Fairfax, Virginia 22030 (each of the foregoing, a “Guarantor”, and collectively, “Guarantors”), for the benefit of MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC, a New York limited liability company, having an address at 1585 Broadway, 25th Floor, New York, New York 10036 (together with its successors and/or assigns, “MS”), CITIGROUP GLOBAL MARKETS REALTY CORP., a New York corporation, having an address at 388 Greenwich Street, 6th Floor, New York, New York 10013 (together with its successors and/or assigns, “Citi”), DEUTSCHE BANK AG, NEW YORK BRANCH, a branch of Deutsche Bank AG, a German bank authorized by the New York Department of Financial Services, having an address at 60 Wall Street, 10th Floor, New York, New York 10005 (together with its successors and/or assigns, “DB”), GOLDMAN SACHS MORTGAGE COMPANY, a New York limited partnership, having an address at 200 West Street, New York, New York 10282 (together with its successors and/or assigns, “GS”), and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a banking association chartered under the laws of the United States of America, having an address at 383 Madison Avenue, New York, New York 10179 (together with its successors and/or assigns, “JPM” and together with MS, Citi, DB and GS and each of their respective successors and/or assigns, collectively, “Lender”).

WITNESSETH:

A.       Pursuant to (i) that certain Mezzanine B Promissory Note A-1, dated of even date herewith, executed by HIT PORTFOLIO I MEZZ B, LLC, a Delaware limited liability company, having an address at c/o Hospitality Investors Trust, Inc., 3950 University Drive, Fairfax, Virginia 22030 (together with its permitted successors and assigns, “Borrower”), and payable to the order of MS in the original principal amount of $14,000,000 (as the same may hereafter be amended, supplemented, restated, split into multiple notes, increased, extended or consolidated from time to time, “Note A-1”), (ii) that certain Mezzanine B Promissory Note A-2, dated of even date herewith, executed by Borrower and payable to the order of Citi in the original principal amount of $14,000,000 (as the same may hereafter be amended, supplemented, restated, split into multiple notes, increased, extended or consolidated from time to time, “Note A-2”), (iii) that certain Mezzanine B Promissory Note A-3, dated of even date herewith, executed by Borrower and payable to the order of DB in the original principal amount of $14,000,000 (as the same may hereafter be amended, supplemented, restated, split into multiple notes, increased, extended or consolidated from time to time, “Note A-3”), (iv) that certain Mezzanine B Promissory Note A-4, dated of even date herewith, executed by Borrower and payable to the order of GS in the original principal amount of $14,000,000 (as the same may hereafter be amended, supplemented, restated, split into multiple notes, increased, extended or consolidated from time to time, “Note A-4”), and (v) that certain Mezzanine B Promissory Note A-5, dated of even date herewith, executed by Borrower and payable to the order of JPM in the original principal amount of $14,000,000 (as the same may hereafter be amended, supplemented, restated, split into multiple notes, increased, extended or consolidated from time to time, “Note A-5”, and together with Note A-1, Note A-2, Note A-3 and Note A-4, collectively, the “Note”), Borrower has become indebted, and may from time to time be further indebted, to Lender with respect to a loan (the “Loan”) which is made pursuant to that certain Mezzanine B Loan Agreement, dated of even date herewith, among Borrower, HIT Portfolio I TRS Mezz B, LLC, HIT 2PK TRS Mezz B, LLC and Lender (as the same may be amended, modified, supplemented, replaced or otherwise modified from time to time, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

B.       Pursuant to (i) that certain Mezzanine A Promissory Note A-1, dated of even date herewith, executed by HIT PORTFOLIO I MEZZ, LP, a Delaware limited partnership, having an address at c/o Hospitality Investors Trust, Inc., 3950 University Drive, Fairfax, Virginia 22030 (together with its permitted successors and assigns, “Mezzanine A Borrower”), and payable to the order of MS in the original principal amount of $20,000,000 (as the same may hereafter be amended, supplemented, restated, split into multiple notes, increased, extended or consolidated from time to time, “Mezzanine A Note A-1”), (ii) that certain Mezzanine A Promissory Note A-2, dated of even date herewith, executed by Mezzanine A Borrower and payable to the order of Citi in the original principal amount of $20,000,000 (as the same may hereafter be amended, supplemented, restated, split into multiple notes, increased, extended or consolidated from time to time, “Mezzanine A Note A-2”), (iii) that certain Mezzanine A Promissory Note A-3, dated of even date herewith, executed by Mezzanine A Borrower and payable to the order of DB in the original principal amount of $20,000,000 (as the same may hereafter be amended, supplemented, restated, split into multiple notes, increased, extended or consolidated from time to time, “Mezzanine A Note A-3”), (iv) that certain Mezzanine A Promissory Note A-4, dated of even date herewith, executed by Mezzanine A Borrower and payable to the order of GS in the original principal amount of $20,000,000 (as the same may hereafter be amended, supplemented, restated, split into multiple notes, increased, extended or consolidated from time to time, “Mezzanine A Note A-4”), and (v) that certain Mezzanine A Promissory Note A-5, dated of even date herewith, executed by Mezzanine A Borrower and payable to the order of JPM in the original principal amount of $20,000,000 (as the same may hereafter be amended, supplemented, restated, split into multiple notes, increased, extended or consolidated from time to time, “Mezzanine A Note A-5”, and together with Note A-1, Note A-2, Note A-3 and Note A-4, collectively, the “Mezzanine A Note”), Mezzanine A Borrower has become indebted, and may from time to time be further indebted, to Lender with respect to a loan (the “Mezzanine A Loan”) which is made pursuant to that certain Mezzanine A Loan Agreement, dated of even date herewith, among Mezzanine A Borrower, HIT Portfolio I TRS Holdco, LLC, HIT 2PK TRS Mezz, LLC and Lender (as the same may be amended, modified, supplemented, replaced or otherwise modified from time to time, the “Mezzanine A Loan Agreement”).

-2-	Guaranty of Recourse Obligations

C.       Pursuant to (i) that certain Promissory Note A-1, dated of even date herewith, executed by THE ENTITIES ON SCHEDULE 1 ATTACHED HERETO, each having an address at c/o Hospitality Investors Trust, Inc., 3950 University Drive, Fairfax, Virginia 22030 (together with its permitted successors and assigns, “Owner”), and payable to the order of Morgan Stanley Bank, N.A. in the original principal amount of $174,000,000 (as the same may hereafter be amended, supplemented, restated, split into multiple notes, increased, extended or consolidated from time to time, “Mortgage Note A-1”), (ii) that certain Promissory Note A-2, dated of even date herewith, executed by Owner and payable to the order of Citi Real Estate Funding Inc. in the original principal amount of $174,000,000 (as the same may hereafter be amended, supplemented, restated, split into multiple notes, increased, extended or consolidated from time to time, “Mortgage Note A-2”), (iii) that certain Promissory Note A-3, dated of even date herewith, executed by Owner and payable to the order of DB in the original principal amount of $174,000,000 (as the same may hereafter be amended, supplemented, restated, split into multiple notes, increased, extended or consolidated from time to time, “Mortgage Note A-3”), (iv) that certain Promissory Note A-4, dated of even date herewith, executed by Owner and payable to the order of GS in the original principal amount of $174,000,000 (as the same may hereafter be amended, supplemented, restated, split into multiple notes, increased, extended or consolidated from time to time, “Mortgage Note A-4”), and (v) that certain Promissory Note A-5, dated of even date herewith, executed by Owner and payable to the order of JPM in the original principal amount of $174,000,000 (as the same may hereafter be amended, supplemented, restated, split into multiple notes, increased, extended or consolidated from time to time, “Mortgage Note A-5”, and together with Note A-1, Note A-2, Note A-3 and Note A-4, collectively, the “Mortgage Note”), Owner has become indebted, and may from time to time be further indebted, to Lender with respect to a loan (the “Mortgage Loan”) which is made pursuant to that certain Mezzanine A Loan Agreement, dated of even date herewith, among Owner, the entities listed on Schedule 2 attached hereto and Lender (as the same may be amended, modified, supplemented, replaced or otherwise modified from time to time, the “Mortgage Loan Agreement”).

D.       Lender is not willing to make the Loan, or otherwise extend credit, to Borrower unless Guarantor unconditionally guarantees the payment and performance to Lender of the Guaranteed Obligations (as herein defined).

E.       Guarantor is the owner of direct or indirect interests in Borrower, and each Guarantor will directly benefit from Lender’s making the Loan to Borrower.

NOW, THEREFORE, as an inducement to Lender to make the Loan to Borrower and to extend such additional credit as Lender may from time to time agree to extend under the Loan Documents, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

ARTICLE 1
NATURE AND SCOPE OF GUARANTY

Section 1.1        Guaranty of Obligation.

(a)       Subject to Section 1.10 hereof, each Guarantor hereby irrevocably and unconditionally guarantees to Lender and its successors and assigns the payment and performance of the Guaranteed Obligations (as defined below) as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. Each Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as a primary obligor.

-3-	Guaranty of Recourse Obligations

(b)       As used herein, the term “Guaranteed Obligations” means (i) Borrower’s Recourse Liabilities and (ii) from and after the date that any Springing Recourse Event occurs, payment of all of the Obligations, provided, however, that Guarantor’s liability with respect to (A) the Springing Recourse Events set forth in clauses (iii) through (viii) of such definition in Section 9.1 of the Loan Agreement is subject to a maximum liability equal to the BK Cap (for avoidance of doubt, the BK Cap applies to clauses (iii) through (viii) collectively, such that the aggregate liability of Guarantor under such clauses is the BK Cap) and (B) the Springing Recourse Events set forth in clause (ix) of such definition shall not exceed the Allocated Loan Amount for the Dallas Courtyard Property.

(c)       As used herein, the term “BK Cap” means the product of (i) the outstanding principal amount of the Loan plus any interest accrued and unpaid on the Loan multiplied, by (ii) 0.20, plus Lender’s actual out-of-pocket costs and expenses (including attorneys’ fees).

(d)       Notwithstanding anything to the contrary in this Guaranty or in any of the other Loan Documents, Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Obligations or to require that all collateral shall continue to secure all of the Obligations owing to Lender in accordance with the Loan Documents.

Section 1.2       Nature of Guaranty. This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection. This Guaranty may not be revoked by any Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by any Guarantor and after (if such Guarantor is a natural person) such Guarantor’s death (in which event this Guaranty shall be binding upon such Guarantor’s estate and such Guarantor’s legal representatives and heirs). The fact that at any time or from time to time the Guaranteed Obligations may be increased or reduced shall not release or discharge the obligation of any Guarantor to Lender with respect to the Guaranteed Obligations. This Guaranty may be enforced by Lender and any subsequent holder of the Note and shall not be discharged by the assignment or negotiation of all or part of the Note.

Section 1.3       Guaranteed Obligations Not Reduced by Offset. The Guaranteed Obligations and the liabilities and obligations of Guarantors to Lender hereunder shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of Borrower or any other party against Lender or against payment of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

Section 1.4       Payment By Guarantors. If all or any part of the Guaranteed Obligations shall not be punctually paid when due, whether at demand, maturity, acceleration or otherwise, Guarantors shall, immediately upon demand by Lender and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity or any other notice whatsoever, pay in lawful money of the United States of America, the amount due on the Guaranteed Obligations to Lender at Lender’s address as set forth herein. Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations and may be made from time to time with respect to the same or different items of Guaranteed Obligations. Such demand shall be deemed made, given and received in accordance with the notice provisions hereof.

-4-	Guaranty of Recourse Obligations

Section 1.5        No Duty To Pursue Others. It shall not be necessary for Lender (and each Guarantor hereby waives any rights which such Guarantor may have to require Lender), in order to enforce the obligations of Guarantors hereunder, first to (i) institute suit or exhaust its remedies against Borrower or others liable on the Loan or the Guaranteed Obligations or any other Person, including, without limitation, any general partner of any of the foregoing which is a partnership, (ii) enforce Lender’s rights against any collateral which shall ever have been given to secure the Loan, (iii) enforce Lender’s rights against any other guarantors of the Guaranteed Obligations, including, without limitation, any general partner of any of the foregoing which is a partnership, (iv) join Borrower or any others liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty, (v) exhaust any remedies available to Lender against any collateral which shall ever have been given to secure the Loan, or (vi) resort to any other means of obtaining payment of the Guaranteed Obligations, including, to the extent California law is deemed to apply notwithstanding the choice of law set forth herein, any of the foregoing which may be available to Lender by virtue of California Civil Code Sections 2845, 2849, and 2850. Lender shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.

Section 1.6        Waivers. Each Guarantor acknowledges receipt of copies of the Loan Documents and hereby waives notice of (i) any loans or advances made by Lender to Borrower, (ii) acceptance of this Guaranty, (iii) any amendment or extension of the Note, the Pledge Agreement, the Loan Agreement or any other Loan Document, (iv) the execution and delivery by Borrower and Lender of any other loan or credit agreement or of execution and delivery by Borrower of any promissory note or other document arising under the Loan Documents or in connection with any Individual Property, (v) the occurrence of (A) any breach by Borrower of any of the terms or conditions of the Loan Agreement or any of the other Loan Documents, or (B) an Event of Default, (vi) Lender’s transfer or disposition of the Guaranteed Obligations, or any part thereof, (vii) the sale or foreclosure (or the posting or advertising for the sale or foreclosure) of any collateral for the Guaranteed Obligations, (viii) protest, proof of non-payment or default by Borrower, or (ix) any other action at any time taken or omitted by Lender and, generally, all demands and notices of every kind in connection with this Guaranty, the Loan Documents, any documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations and/or the obligations hereby guaranteed.

Section 1.7       Payment of Expenses. In the event that any Guarantor shall breach or fail to timely perform any provisions of this Guaranty, Guarantors shall, immediately upon demand by Lender, pay Lender all reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by Lender in the enforcement hereof or the preservation of Lender’s rights hereunder. The covenant contained in this Section shall survive the payment and performance of the Guaranteed Obligations.

Section 1.8       Effect of Bankruptcy. In the event that pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law or any judgment, order or decision thereunder, Lender must rescind or restore any payment or any part thereof received by Lender in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantors by Lender shall be without effect and this Guaranty shall remain (or shall be reinstated to be) in full force and effect. It is the intention of Borrower and Guarantors that Guarantors’ obligations hereunder shall not be discharged (other than as expressly set forth herein) except by Guarantors’ performance of such obligations and then only to the extent of such performance.

-5-	Guaranty of Recourse Obligations

Section 1.9       Waiver and Postponement of Subrogation, Reimbursement and Contribution. Notwithstanding anything to the contrary contained in this Guaranty, each Guarantor hereby unconditionally and irrevocably agrees to postpone the exercise of and, for so long as both any portion of the Debt shall be outstanding and a Permitted Direct Assumption shall not have been consummated in accordance with the Loan Agreement, does hereby irrevocably waive and defer any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating Guarantors’ rights to the rights of Lender), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Borrower or any other party liable to Lender for the payment of any or all of the Guaranteed Obligations for any payment made by Guarantors under or in connection with this Guaranty or otherwise; provided that, for clarity, such postponement and waiver shall only be in effect for so long as any portion of the Debt shall be outstanding (or shall have been reinstated).

Section 1.10      Limitations on Liability of Guarantors.

(a)       As used herein, a “Guarantor Affiliate” shall mean any Guarantor, and any Person that either (or both) (a) is in Control of, is Controlled by or is under common Control with (i) any Guarantor or (ii) any general partner or managing member of, or other Person or Persons Controlling, any Guarantor (each a “Clause (a) Person”), or (b) is either (1) a Person that owns directly or indirectly thirty-five percent (35%) or more of the direct or indirect equity interests in any Guarantor or any other Clause (a) Person, or (2) a Person with respect to which either (or a combination) of the Guarantors directly or indirectly owns thirty-five percent (35%) or more of the direct or indirect equity interests in such Person, or (3) a Person with respect to which any combination of Guarantors and Clause (a) Persons own, directly or indirectly, thirty-five percent (35%) or more of the direct or indirect voting equity interests in such Person, provided, however, that, notwithstanding the foregoing, (I) no Person shall be deemed to be a Guarantor Affiliate to the extent Controlled by a Controlling Mezzanine Lender (as defined below) in the exercise of its Direct Control Remedies (as defined below) or (y) in connection with or by virtue solely of any direct or indirect interest in Transferee Borrower or Indirect Transferee and (II) in no event shall either Goldman Sachs Mortgage Company or GS Commercial Real Estate LP be deemed a Guarantor Affiliate. Subject to clause (II) in the foregoing proviso, and without limiting the foregoing, if a direct or indirect interest in the Loan is held by a Guarantor Affiliate, the related Lender will be deemed a Guarantor Affiliate unless such Guarantor Affiliate is a Disabled Participant (as defined below) and one or more other holders of substantial interests in the Loan that are not Guarantor Affiliates control the administration of the Loan and the enforcement of the rights and remedies of such Lender. A Guarantor Affiliate is a “Disabled Participant” with respect to the Loan if it has no right to exercise any voting or other control rights with respect to the Loan (other than the right to approve amendments to the material economic terms of the Loan).

-6-	Guaranty of Recourse Obligations

(b)       Notwithstanding anything to the contrary herein or in the other Loan Documents, in the event of:

(i)       any foreclosure upon an Event of Default by a Lender that is not a Guarantor Affiliate of the direct ownership interests in Owner, Mezzanine A Borrower, the SPC Party, the general partner of Owner or Borrower pledged as collateral for the Loan pursuant to the Loan Documents, any transfer in lieu of foreclosure of the equity pledged as collateral for the Loan to, on behalf of, or for the benefit or account of any Lender that is not a Guarantor Affiliate (any such foreclosure or transfer-in-lieu thereof, a “Mezzanine Divestment”), with the result that neither of the Guarantors nor any other Guarantor Affiliate (excluding any Loan Party who as a result of such Mezzanine Divestment is no longer Controlled by either of the Guarantors or any other Guarantor Affiliate) shall have Control of any one or more Owners (each such Owner, a “Divested Borrower”), or

(ii)       (A) any foreclosure (whether judicially or non-judicially by private sale or trustee’s sale) of any Mortgage, (B) any transfer in lieu of foreclosure to, on behalf of or for the benefit or account of Lender or (C) a receiver, trustee, liquidator, conservator or other third-party appointed by, on behalf of or for the benefit or account of Lender taking control of any Individual Property (any such foreclosure, foreclosure sale, transfer in lieu of foreclosure or appointment, a “Mortgage Divestment”), with the result, in any such case, that neither of the Guarantors nor any other Guarantor Affiliate shall have the power to direct the management of, any one or more of the Properties thereby foreclosed, transferred or controlled (each such Property, a “Divested Property”), then, in such cases, Guarantors shall not have any liability under the Loan Documents for any Guaranteed Obligations arising from any circumstance, condition, action or event with respect to any such Divested Property or Divested Borrower first occurring after the date of the Mortgage Divestment or Mezzanine Divestment, as applicable, and not caused by the acts of either of the Guarantors or any other Guarantor Affiliate, or any Loan Party (excluding any Loan Party who as a result of a Mezzanine Divestment is no longer Controlled by either of the Guarantors or any other Guarantor Affiliate); provided that Guarantors shall remain liable hereunder for any Guaranteed Obligations to the extent arising from any action or event occurring with respect to any such Divested Property or Divested Borrower prior to the date of the Mortgage Divestment or Mezzanine Divestment, as applicable.

(c)       In the event that either a Permitted Direct Assumption or Permitted Indirect Assumption shall occur in accordance with Section 7.1 of the Loan Agreement and Lender receives in connection therewith a replacement guaranty and replacement environmental indemnity (collectively, the “Assumption Replacement Guaranty”) in satisfaction of the condition in Section 7.1(a)(xiii) or Section 7.1(b)(xi) of the Loan Agreement, as applicable, Lender shall execute and deliver a release of Guarantors from liability for any Guaranteed Obligations arising from any circumstance, condition, action or event first occurring after the effective date of such Assumption Replacement Guaranty (the “Assumption Release Date”) to the extent the same is not caused by either of the Guarantors or any Guarantor Affiliate (it being understood that circumstances, conditions, actions or events caused by or on behalf of any Transferee Borrower or Indirect Transferee shall be deemed to not have been caused by any Guarantor or any Guarantor Affiliate); provided, however, that Guarantors shall remain liable hereunder for any Guaranteed Obligations arising from any action or event occurring prior to the Assumption Release Date.

-7-	Guaranty of Recourse Obligations

(d)       In the event that an Event of Default shall exist with respect to the Loan and the related Lender is not a Guarantor Affiliate and such related Lender, pursuant to the exercise of remedies under the Loan Documents, (i) exercises direct voting Control, by power of attorney or other exercise of voting power with respect to the ownership interests of the applicable Owner, Mezzanine A Borrower, SPC Party, any general partner of Owner or Borrower pledged to such Lender as collateral for the Loan under the related Loan Documents, of such ownership interests in the applicable Owner, Mezzanine A Borrower, SPC Party, any general partner of Owner or Borrower so pledged as collateral for the Loan, or (ii) appoints a receiver, trustee, liquidator, conservator or other third-party that is not a Guarantor Affiliate to take control of the equity pledged as collateral for the Loan (the “Direct Control Remedies”, and such Lender, or such receiver, trustee, liquidator, conservator or other third party appointed by such Lender, exercising such Direct Control Remedies, the “Controlling Mezzanine Lender”), Guarantors shall not have liability hereunder for the actions that such Controlling Mezzanine Lender, in the exercise of its Direct Control Remedies, causes any Owner, Mezzanine A Borrower, any SPC Party, any general partner of Owner or Borrower to take (“Mezzanine Lender Controlled Actions”) if such Mezzanine Lender Controlled Actions are taken without consent of or collusion with, either of the Guarantors or any Guarantor Affiliate.

(e)       Subject to the reinstatement of the Guarantors’ obligations hereunder pursuant to Section 6.14 hereof, this Guaranty shall terminate and be of no further force and effect upon the date of the payment in full of the Loan; provided, however, that the Guaranteed Obligations shall survive such termination with respect to any and all such Guaranteed Obligations accruing prior to or arising out of or related to any circumstances, conditions, actions or events occurring or arising prior to the date of such repayment and satisfaction, even to the extent the applicable liability, loss, cost or expense does not occur or the applicable circumstance, condition, action or event is not discovered until after such date.

ARTICLE 2
EVENTS AND CIRCUMSTANCES NOT REDUCING
OR DISCHARGING GUARANTORS’ OBLIGATIONS

Subject to Section 1.10 hereof, to the extent permitted by applicable law, each Guarantor hereby consents and agrees to each of the following and agrees that such Guarantor’s obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following and waives any common law, equitable, statutory or other rights (including, without limitation, rights to notice) which such Guarantor might otherwise have as a result of or in connection with any of the following:

Section 2.1       Modifications. Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Guaranteed Obligations, the Note, the Pledge Agreement, the Loan Agreement, the other Loan Documents or any other document, instrument, contract or understanding between Borrower and Lender or any other parties pertaining to the Guaranteed Obligations or any failure of Lender to notify Guarantors of any such action.

Section 2.2        Adjustment. Any adjustment, indulgence, forbearance or compromise that might be granted or given by Lender to Borrower or any Guarantor.

-8-	Guaranty of Recourse Obligations

Section 2.3       Condition of Borrower or Guarantors. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Borrower, any Guarantor or any other Person at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of Borrower or any Guarantor or, subject to Section 1.10(b) and (c) hereof, any sale, lease or transfer of any or all of the assets of Borrower or any Guarantor or, subject to Section 1.10(b) and (c) hereof, any changes in the direct or indirect shareholders, partners or members, as applicable, of Borrower or any Guarantor; or any reorganization of Borrower or any Guarantor.

Section 2.4        Invalidity of Guaranteed Obligations. The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations or any document or agreement executed in connection with the Guaranteed Obligations for any reason whatsoever, including, without limitation, the fact that (i) the Guaranteed Obligations or any part thereof exceeds the amount permitted by law, (ii) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (iii) the officers or representatives executing the Note, the Pledge Agreement, the Loan Agreement or the other Loan Documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (iv) the Guaranteed Obligations violate applicable usury laws, (v) Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from Borrower, (vi) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable, or (vii) the Note, the Pledge Agreement, the Loan Agreement or any of the other Loan Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that Guarantors shall remain liable hereon regardless of whether Borrower or any other Person be found not liable on the Guaranteed Obligations or any part thereof for any reason.

Section 2.5       Release of Obligors. Any full or partial release of the liability of Borrower for the Guaranteed Obligations or any part thereof, or of any co-guarantors, or of any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations, or any part thereof, it being recognized, acknowledged and agreed by each Guarantor that such Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support from any other Person, and no Guarantor has been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other Persons (including Borrower) will be liable to pay or perform the Guaranteed Obligations or that Lender will look to other Persons (including Borrower) to pay or perform the Guaranteed Obligations.

Section 2.6       Other Collateral. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations.

Section 2.7       Release of Collateral. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including, without limitation, negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations, subject, however, to the terms of Section 1.10 hereof.

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Section 2.8       Care and Diligence. The failure of Lender or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of any collateral, property or security, including, but not limited to, any neglect, delay, omission, failure or refusal of Lender (i) to take or prosecute any action for the collection of any of the Guaranteed Obligations, or (ii) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (iii) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations.

Section 2.9       Unenforceability. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by each Guarantor that such Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the collateral for the Guaranteed Obligations.

Section 2.10      Offset. Any existing or future right of offset, claim or defense of Borrower against Lender, or any other party, or against payment of the Guaranteed Obligations, whether such right of offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

Section 2.11      Merger. The reorganization, merger or consolidation of any one of the Individual Owners, Borrower or any Mezzanine A Borrower into or with any other Person.

Section 2.12     Preference. Any payment by Borrower to Lender is held to constitute a preference under the Bankruptcy Code or for any reason Lender is required to refund such payment or pay such amount to Borrower or to any other Person.

Section 2.13      Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to the Loan Documents, the Guaranteed Obligations or the security and collateral therefor, whether or not such action or omission prejudices Guarantors or increases the likelihood that Guarantors will be required to pay the Guaranteed Obligations pursuant to the terms hereof, it being the unambiguous and unequivocal intention of Guarantors that such Guarantors shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Guaranteed Obligations.

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ARTICLE 3
REPRESENTATIONS AND WARRANTIES

To induce Lender to enter into the Loan Documents and to extend credit to Borrower, each Guarantor represents and warrants to Lender as follows:

Section 3.1       Benefit. Each Guarantor is an Affiliate of Borrower, is the owner of a direct or indirect interest in Borrower and has received, or will receive, direct or indirect benefit from the making of this Guaranty with respect to the Guaranteed Obligations.

Section 3.2       Familiarity and Reliance. Each Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of Borrower and is familiar with the value of any and all collateral intended to be created as security for the payment of the Note or Guaranteed Obligations; however, such Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty.

Section 3.3       No Representation By Lender. Neither Lender nor any other party has made any representation, warranty or statement to any Guarantor in order to induce such Guarantor to execute this Guaranty.

Section 3.4       Each Guarantor’s Financial Condition. As of the date hereof, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, each Guarantor (a) is and intends to remain solvent, (b) has and intends to have assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities) and debts, and (c) has and intends to have property and assets sufficient to satisfy and repay its obligations and liabilities, including the Guaranteed Obligations.

Section 3.5       Legality. The execution, delivery and performance by each Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder do not and will not contravene or conflict with any law, statute or regulation whatsoever to which such Guarantor is subject, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the breach of, any indenture, mortgage, charge, lien, contract, agreement or other instrument to which such Guarantor is a party or which may be applicable to such Guarantor. This Guaranty is a legal and binding obligation of each Guarantor and is enforceable against such Guarantor in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights.

Section 3.6        No Plan Assets. Neither Guarantor sponsors, is obligated to contribute to, or is itself an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of either Guarantor constitutes or will, during any period when the Loan remains outstanding, constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (a) neither Guarantor is a “governmental plan” within the meaning of Section 3(32) of ERISA and (b) transactions by or with Guarantor are not subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans. As of the date hereof, neither any of the Guarantors, nor any member of a “controlled group of corporations” (within the meaning of Section 414 of the Code) maintains, sponsors or contributes to a “defined benefit plan” (within the meaning of Section 3(35) of ERISA) or a “multiemployer pension plan” (within the meaning of Section 3(37)(A) of ERISA).

Section 3.7        ERISA. Neither Guarantor shall engage in any transaction, other than a transaction contemplated hereunder, which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, the Loan Agreement or the other Loan Documents) to be a non-exempt prohibited transaction under ERISA.

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Section 3.8      Survival. All representations and warranties made by each Guarantor herein shall survive the execution hereof.

ARTICLE 4
SUBORDINATION OF CERTAIN INDEBTEDNESS

Section 4.1        Subordination of All Guarantor Claims. As used herein, the term “Guarantor Claims” shall mean all debts and liabilities of Borrower, Mezzanine A Borrower or Mortgage Borrower to any one or both of the Guarantors, whether such debts and liabilities now exist or are hereafter incurred or arise, and whether the obligations of Borrower, Mezzanine A Borrower or Mortgage Borrower thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be, created, or the manner in which they have been, or may hereafter be, acquired by the applicable Guarantor or Guarantors. The Guarantor Claims shall include, without limitation, all rights and claims of any one or both of the Guarantors against Borrower (arising as a result of subrogation or otherwise) as a result of payment of all or a portion of the Guaranteed Obligations by any Guarantor or the Guarantors. So long as any portion of the Obligations or the Guaranteed Obligations remain outstanding, no Guarantor shall receive or collect, directly or indirectly, from Borrower or any other Person obligated to Lender any amount upon the Guarantor Claims.

Section 4.2       Claims in Bankruptcy. In the event of any receivership, bankruptcy, reorganization, arrangement, debtor’s relief or other insolvency proceeding involving any Guarantor as a debtor, Lender shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Each Guarantor hereby assigns such dividends and payments to Lender. Should Lender receive, for application against the Guaranteed Obligations, any dividend or payment which is otherwise payable to any Guarantor and which, as between Borrower and any one or both of the Guarantors, shall constitute a credit against the Guarantor Claims, then, upon payment to Lender in full of the Guaranteed Obligations or, if earlier, upon consummation of a Permitted Direct Assumption in accordance with Section 7.1 of the Loan Agreement, such Guarantor shall become subrogated to the rights of Lender to the extent that such payments to Lender on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Obligations, and such subrogation shall be with respect to that proportion of the Guaranteed Obligations which would have been unpaid if Lender had not received dividends or payments upon the Guarantor Claims.

Section 4.3       Payments Held in Trust. Notwithstanding anything to the contrary contained in this Guaranty, in the event that any Guarantor should receive any funds, payments, claims and/or distributions which are prohibited by this Guaranty, such Guarantor agrees to hold in trust for Lender an amount equal to the amount of all funds, payments, claims and/or distributions so received and not previously paid to Lender, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims and/or distributions so received except to pay such funds, payments, claims and/or distributions promptly to Lender, and such Guarantor covenants promptly to pay the same to Lender.

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Section 4.4       Liens Subordinate. Each Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon the assets of Borrower securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guaranteed Obligations, regardless of whether such encumbrances in favor of any Guarantor or Lender presently exist or are hereafter created or attach. Without the prior written consent of Lender, so long as both (a) any portion of the Debt shall be outstanding and (b) a Permitted Direct Assumption shall not have been consummated in accordance with the Loan Agreement, then no Guarantor shall (i) exercise or enforce any creditor’s rights it may have against Borrower, or (ii) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including, without limitation, the commencement of, or the joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, security interests, collateral rights, judgments or other encumbrances on the assets of Borrower held by any Guarantor.

ARTICLE 5
COVENANTS

Section 5.1       Definitions. As used in this Article 5, the following terms shall have the respective meanings set forth below:

(a)       “GAAP” shall mean generally accepted accounting principles, consistently applied.

(b)       “Net Worth” shall mean, as of a given date, (i) a Person’s total assets as of such date, including Uncalled Commitments, and for the purposes of determining Net Worth adding accumulated depreciation and amortization to the value of such assets (without regard to the Properties or any equity therein) less (ii) such Person’s total liabilities as of such date, determined in accordance with GAAP, exclusive of any liability under the Loan Documents, the Mortgage Loan Documents, the Mezzanine A Loan Documents, and, for avoidance of doubt, treating the arrangements with Brookfield Strategic Real Estate Partners II Hospitality REIT II LLC and W2007 Equity Inns Senior Mezz, LLC as equity and not debt.

Section 5.2       Covenants. Until all of the Obligations and the Guaranteed Obligations have been paid in full or, if earlier, the occurrence of any of the events described in Section 1.10(b)-(e) that limits or releases Guarantor’s liability from and after any such events, Guarantors shall maintain an aggregate Net Worth of not less than $250,000,000 (exclusive of its direct or indirect interest in the Collateral and Property and excluding accumulated depreciation and amortization) and $500,000,000 (inclusive of its direct or indirect interest in the Collateral and Property, but excluding accumulated depreciation and amortization) (the “Net Worth Threshold”).

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Section 5.3       Prohibited Transactions. Each Guarantor shall not, at any time while a default in the payment of the Guaranteed Obligations has occurred and is continuing, either (i) enter into or effectuate any transaction with any Affiliate of Guarantor that would reduce any Guarantor’s Net Worth below the Net Worth Threshold (including the payment of any dividend or distribution to a shareholder, or the redemption, retirement, purchase or other acquisition for consideration of any stock or other ownership interest in such Guarantor) or (ii) sell, pledge, mortgage or otherwise transfer to any Affiliate of Guarantor any of such Guarantor’s assets, or any interest therein that would reduce any Guarantor’s Net Worth below the Net Worth Threshold.

Section 5.4        Financial Statements. Parent Guarantor shall deliver to Lender:

(a)       within 120 days after the end of each Fiscal Year of Parent Guarantor’s operations, audited consolidated financial statements of Parent Guarantor, certified by an Independent Accountant in accordance with GAAP, covering the Properties on a combined basis with all other properties of the consolidated group for such Fiscal Year, including a consolidated balance sheet as of the end of such Fiscal Year and a consolidated statement of operations, which shall be accompanied by an Officer’s Certificate in the form required pursuant to Section 4.9.2(a) of the Loan Agreement (it being acknowledged that a copy of the annual audit report filed by the Parent Guarantor with the Securities and Exchange Commission shall satisfy the foregoing requirements);

(b)       within 90 days after the end of each fiscal quarter of Parent Guarantor, consolidated financial statements, together with a certificate of the Parent Guarantor and the OP Guarantor certifying that, to the best of signer’s knowledge, such quarterly financial statements fairly present the financial condition and results of the operations of such Guarantor in a manner consistent with GAAP (subject to year-end adjustments) (it being acknowledged that a copy of the quarterly financial report filed by the Parent Guarantor with the Securities and Exchange Commission shall satisfy the foregoing requirements); and

(c)       10 Business Days after request by Lender, such other financial information with respect to Parent Guarantor as Lender may reasonably request.

ARTICLE 6
MISCELLANEOUS

Section 6.1        Waiver. No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Lender hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Guaranty, nor any consent to any departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

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Section 6.2       Notices. All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a “Notice”) required, permitted or desired to be given hereunder shall be in writing and shall be sent by telefax (with answer back acknowledged) or by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or by reputable overnight courier, addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 6.2. Any Notice shall be deemed to have been received: (a) three (3) days after the date such Notice is mailed, (b) on the date of sending by telefax if sent during business hours on a Business Day (otherwise on the next Business Day), (c) on the date of delivery by hand if delivered during business hours on a Business Day (otherwise on the next Business Day), and (d) on the next Business Day if sent by an overnight commercial courier, in each case addressed to the parties as follows:

If to Lender:	Morgan Stanley Mortgage Capital Holdings LLC 1585 Broadway, 25th Floor New York, New York 10036 Attention: George Kok

and to:	Citigroup Global Markets Realty Corp. 388 Greenwich Street 6th Floor New York, New York 10013 Attention: Ana Rosu Marmann Facsimile No.: (646) 328-2938

and to:	Deutsche Bank AG, New York Branch 60 Wall Street, 10th Floor New York, NY 10005 Attention: General Counsel Facsimile No. (646) 736-5721

and to:	Deutsche Bank AG, New York Branch 60 Wall Street, 10th Floor New York, NY 10005 Attention: Robert W. Pettinato, Jr. Facsimile No. (212) 797-4489

and to:	Goldman Sachs Mortgage Company 200 West Street New York, New York 10282 Attention: General Counsel Email: joe.osborne@gs.com

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and to:	Goldman Sachs Mortgage Company 200 West Street New York, New York 10282 Attention: J. Theodore Borter and Miriam Wheeler Email: ted.borter@gs.com and miriam.wheeler@gs.com

and to:	JPMorgan Chase Bank, National Association 383 Madison Avenue New York, New York 10179 Attention: Thomas N. Cassino Facsimile No.: (212) 834-6029

with a copy to:	JPMorgan Chase Bank, National Association 383 Madison Avenue New York, New York 10179 Attention: Nancy Alto Facsimile No.: (917) 546-2564

and to:	Cadwalader, Wickersham & Taft LLP 227 West Trade Street, Suite 2400 Charlotte, NC 28202 Attention: Holly M. Chamberlain Facsimile No.: (704) 348-5200 E-mail: holly.chamberlain@cwt.com

If to Guarantors:	c/o Hospitality Investors Trust, Inc., 3950 University Drive Fairfax, Virginia 22030 Attention: General Counsel

with a copy to:	Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 Attention: Michael Weinberger, Esq. Facsimile No. (212) 693-9649

Any party may change the address to which any such Notice is to be delivered by furnishing ten (10) days’ written notice of such change to the other parties in accordance with the provisions of this Section 6.2. Notices shall be deemed to have been given on the date set forth above, even if there is an inability to actually deliver any Notice because of a changed address of which no Notice was given or there is a rejection or refusal to accept any Notice offered for delivery. Notice for any party may be given by its respective counsel. Additionally, Notice from Lender may also be given by Servicer.

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Section 6.3       Governing Law; Jurisdiction; Service of Process. (a) THIS GUARANTY WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY EACH GUARANTOR AND ACCEPTED BY LENDER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION RELATED HERETO, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS GUARANTY AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH GUARANTOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS GUARANTY AND/OR THE OTHER LOAN DOCUMENTS, AND THIS GUARANTY AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR ANY GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY MAY, AT LENDER’S OPTION, BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND EACH GUARANTOR WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. EACH GUARANTOR DOES HEREBY DESIGNATE AND APPOINT:

CORPORATION SERVICE COMPANY

1180 AVENUE OF THE AMERICAS, SUITE 210

NEW YORK, NY 10036-84011

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AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND EACH GUARANTOR AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO SUCH GUARANTOR IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH GUARANTOR IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. EACH GUARANTOR (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS AND WHICH SUBSTITUTE AGENT SHALL BE THE SAME AGENT DESIGNATED BY BORROWER UNDER THE LOAN AGREEMENT), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY GUARANTOR IN ANY OTHER JURISDICTION.

Section 6.4       Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

Section 6.5       Amendments. This Guaranty may be amended only by an instrument in writing executed by the party(ies) against whom such amendment is sought to be enforced.

Section 6.6       Parties Bound; Assignment. This Guaranty shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, permitted assigns, heirs and legal representatives. Lender shall have the right to assign or transfer its rights under this Guaranty in connection with any assignment of the Loan and the Loan Documents. Any assignee or transferee of Lender shall be entitled to all the benefits afforded to Lender under this Guaranty. No Guarantor shall have the right to assign or transfer its rights or obligations under this Guaranty without the prior written consent of Lender, and any attempted assignment without such consent shall be null and void.

Section 6.7       Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty.

Section 6.8       Recitals. The recitals and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.

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Section 6.9        Counterparts. To facilitate execution, this Guaranty may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Guaranty to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

Section 6.10     Rights and Remedies. If any Guarantor becomes liable for any indebtedness owing by Borrower to Lender, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may ever have against Guarantor. The exercise by Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

Section 6.11     Entirety. THIS GUARANTY EMBODIES THE FINAL, ENTIRE AGREEMENT OF GUARANTORS AND LENDER WITH RESPECT TO GUARANTORS’ GUARANTY OF THE GUARANTEED OBLIGATIONS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY IS INTENDED BY GUARANTORS AND LENDER AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY, AND NO COURSE OF DEALING BETWEEN GUARANTORS AND LENDER, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY. THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTORS AND LENDER.

Section 6.12     Waiver of Right To Trial By Jury. EACH GUARANTOR AND LENDER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY, THE NOTE, THE PLEDGE AGREEMENT, THE LOAN AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH GUARANTOR AND LENDER AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER PARTIES.

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Section 6.13     Cooperation. Each Guarantor acknowledges that Lender and its successors and assigns may (i) sell this Guaranty, the Note and the other Loan Documents to one or more investors as a whole loan, (ii) participate the Loan secured by this Guaranty to one or more investors, (iii) deposit this Guaranty, the Note and the other Loan Documents with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets, or (iv) otherwise sell the Loan or one or more interests therein to investors (the transactions referred to in clauses (i) through (iv) are hereinafter each referred to as “Secondary Market Transaction”). Subject to the terms, conditions and limitations set forth in the Loan Agreement, each Guarantor shall at no cost to any Guarantor, cooperate with Lender in effecting any such Secondary Market Transaction, shall cooperate to implement all requirements imposed by any of the Rating Agencies involved in any Secondary Market Transaction and shall provide (or cause Borrower to provide) such information and materials as may be required or necessary pursuant to Article 9 of the Loan Agreement (on and subject to the same terms and conditions of such Article 9.

Section 6.14     Reinstatement in Certain Circumstances. If at any time any payment of the principal of or interest under the Note or any other amount payable by Borrower under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of Borrower or otherwise, Guarantors’ obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

Section 6.15     Exculpation of Certain Persons. Notwithstanding anything to the contrary contained in this Guaranty or any other Loan Document, no direct or indirect shareholder, partner, member, principal, Affiliate (other than Borrower), employee, officer, trustee, director, agent or other representative of a Guarantor and/or of any of its Affiliates (each, a “Related Party”) shall have any personal liability for, nor be joined as party to, any action with respect to payment, performance or discharge of any covenants, obligations, or undertakings of any Guarantor under this Guaranty, and by acceptance hereof, Lender for itself and its successors and assigns irrevocably waives any and all right to sue for, seek or demand any such damages, money judgment, deficiency judgment or personal judgment against any Related Party under or by reason of or in connection with this Guaranty; except that any Related Party that is a party to any Loan Document or any other separate written guaranty, indemnity or other agreement given by such Related Party in connection with the Loan shall remain fully liable therefor and the foregoing provisions shall not operate to limit or impair the liabilities and obligations of such Related Parties or the rights and remedies of the Lender thereunder.

Section 6.16    Gender; Number; General Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, (a) words used in this Guaranty may be used interchangeably in the singular or plural form, (b) any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, (c) the word “Borrower” shall mean “Borrower and any subsequent owner or owners of the Collateral or any part thereof or interest therein”, (d) the word “Lender” shall mean “Lender and any subsequent holder of the Note”, (e) the word “Note” shall mean “the Note and any other evidence of indebtedness secured by the Loan Agreement”, (f) the word “Collateral” shall include any portion of the collateral pledged for the Loan and any interest therein, and (g) the phrases “attorneys’ fees”, “legal fees” and “counsel fees” shall include any and all attorneys’, paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels, incurred or paid by Lender in protecting its interest in the Collateral and/or in enforcing its rights hereunder.

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Section 6.17     Joint and Several. The obligations of each Guarantor hereunder are joint and several.

Section 6.18    Certain Tennessee State Specific Provisions. Section 1.9 of this Guaranty is hereby amended by incorporating the following new language thereto:

In addition, Guarantor waives (a) all Tennessee statutory defenses, including, without limitation, the rights and benefits of (i) T.C.A. § 47-12-101 (notice requiring creditor to sue – creditors inaction) and (ii) T.C.A. § 47-3-118(f) (action to enforce obligation of a party to pay must be commenced within six (6) years after due date), and (b) all common law defenses to suretyship and impairment of collateral.

Section 6.19     Certain California State Specific Provisions. In the event of any inconsistencies between the other terms and conditions of this Agreement and this Section 6.18, the terms and conditions of this 6.18 shall control and be binding. In the event that (and only in the event that) any court of competent jurisdiction determines that, notwithstanding the terms and provisions of Section 5.3 hereof, the laws of the State of California shall govern in any respect the interpretation or enforcement of all or any portion of this Guaranty, then the following terms and provisions of this Section 6.18 shall apply:

(a)       Modifications to Loan and Loan Documents. Guarantor agrees that Lender may do any of the following without affecting the enforceability of this Guaranty or the other Loan Documents: (A) take or release additional security for any obligation in connection with the Loan Documents; (B) discharge or release (by judicial or nonjudicial foreclosure, acceptance of a deed in lieu of foreclosure or otherwise) any Person or Persons liable under the Loan Documents; (C) accept or make compositions or other arrangements or file or refrain from filing a claim in any bankruptcy proceeding of Borrower or any guarantor of Borrower’s obligations under the Loan Documents or any pledgor of collateral for any Person’s obligations to Lender; and (D) credit payments in such manner and order of priority to principal, interest or other obligations as Lender may determine in accordance with the terms of the Loan Documents.

(b)       Waivers.

(i)       Guarantor agrees that Lender’s right to enforce this Guaranty is absolute and is not contingent upon the genuineness, validity or enforceability of any of the Loan Documents. Guarantor waives all benefits and defenses it may have under California Civil Code Section 2810 and agrees that Lender’s rights under this Guaranty shall be enforceable even if Borrower had no liability at the time of execution of the Loan Documents or later ceases to be liable.

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(ii)       Guarantor waives all benefits and defenses it may have under California Civil Code Section 2809 and agrees that Lender’s rights under the Loan Documents will remain enforceable even if the amount secured by the Loan Documents is larger in amount and more burdensome than that for which Borrower is responsible. The enforceability of the Guaranty against Guarantor shall continue until all sums due under the Loan Documents have been paid in full and shall not be limited or affected in any way by any impairment or any diminution or loss of value of any security or collateral for Borrower’s obligations under the Loan Documents, from whatever cause, the failure of any security interest in any such security or collateral or any disability or other defense of Borrower or any guarantor of Borrower’s obligations under the Loan Documents, any other pledgor of collateral for any Person’s obligations to Lender or any other Person in connection with the Loan.

(iii)       Guarantor waives all benefits and defenses it may have under California Civil Code Sections 2845, 2849 and 2850 (subject to Section 1.10 of this Guaranty), including, without limitation, the right to require Lender to (i) proceed against Borrower or any guarantor of Borrower’s obligations under the Loan Documents, any other pledgor of collateral for any Person’s obligations to Lender or any other Person in connection with the Loan, (ii) proceed against or exhaust any other security or collateral Lender may hold, or (iii) pursue any other right or remedy for Borrower’s benefit, and agree that Lender may exercise its rights under this Guaranty or may foreclose against the Property without taking any action against Borrower or any guarantor of Borrower’s obligations under the Loan Documents, any pledgor of collateral for any Person’s obligations to Lender or any other Person in connection with the Loan, and without proceeding against or exhausting any security or collateral Lender holds.

(iv)       Guarantor, as a guarantor or surety, waives diligence and all demands, protests, presentments and notices of protest, dishonor, nonpayment and acceptance of the Loan Documents.

(v)       Guarantor waives all rights and defenses that are or may become available to the guarantor or other surety by reason of California Civil Code Sections 2787 to 2855, inclusive, subject to Section 1.10 of this Guaranty.

(c)       Guarantor Informed of Borrower’s Condition. Guarantor acknowledges that it has had an opportunity to review the Loan Documents, the value of the security under the Loan Documents and the financial condition of Borrower and the ability of Borrower to satisfy its obligations to Lender. Guarantor agrees to keep itself fully informed of all aspects of the financial condition of Borrower and of the performance of Borrower to Lender and agrees that Lender has no duty to disclose to Guarantor any information pertaining to Borrower or any security for the obligations of Borrower under the Loan Documents.

(d)       Subrogation. Guarantor waives its rights under California Civil Code Sections 2847, 2848 and 2849 to the extent not inconsistent with Section 1.10 of this Guaranty.

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Section 6.20     Certain Texas State Specific Provisions. Guarantor hereby expressly waives: (i) any right to revoke this Guaranty with respect to the Guaranteed Obligations; (ii) any right to require Lender to do any of the following before Guarantor is obligated to pay or perform the Guaranteed Obligations or before Lender may proceed against Guarantor: (A) sue or exhaust remedies against Borrower or any other Person liable for the Guaranteed Obligations or any portion thereof; (B) sue on an accrued right of action in respect of any of the Guaranteed Obligations or bring any other action, exercise any other right, or exhaust any other remedy; or (C) enforce rights against Borrower’s assets or the collateral pledged by Borrower to secure the Guaranteed Obligations; (iii) any right relating to the timing, manner or conduct of Lender’s enforcement of rights against Borrower’s assets or the collateral pledged by Borrower to secure the Guaranteed Obligations; (iv) if Guarantor and Borrower (or any other Person) have each pledged assets to secure the Guaranteed Obligations, any right to require Lender to proceed first against collateral pledged by Borrower (or any other Person) before proceeding against the collateral pledged by Guarantor; (v) other than as provided for in this Guaranty or the Loan Documents, promptness, diligence, notice of any Event of Default, notice of nonpayment or nonperformance, notice of acceleration or intent to accelerate, demand for payment (although Lender may, but shall have no obligation to, make demand for payment), acceptance or notice of acceptance of this Guaranty, presentment, notice of protest, notice of dishonor, notice of the incurring by Borrower of additional indebtedness, notice of any suit or other action by Lender against Borrower or any other Person, any notice to any Person liable for the obligation which is the subject of the suit or action, and all other notices and demands with respect to the Guaranteed Obligations and this Guaranty; and (vi) each of the foregoing rights or defenses, regardless of whether they arise under (A) Rule 31 of the Texas Rules of Civil Procedure, (B) Section 17.001 of the Texas Civil Practice and Remedies Code, (C) Chapter 34 of the Texas Business and Commerce Code, or (D) any other statute or law, common law, in equity, under contract or otherwise, or under any amendments, recodifications, supplements or any successor statute or law of or to any such statute or law; and (vii) subject to Section 10.1 of the Loan Agreement, any and all rights under Sections 51.003, 51.004 and 51.005 of the Texas Property Code, and under any amendments, recodifications, supplements or any successor statute or law of or to any such statute or law.

Section 6.21     Certain Connecticut State Specific Provisions. To induce Lender to enter into the commercial loan transaction evidenced by the Loan Agreement and other Loan Documents, Guarantor agrees that this is a “commercial transaction” as defined in Section 52-278(a) of the Connecticut General Statutes, as amended, and Guarantor waives any rights to notice and a hearing under Sections 52-278a to 52-278n of the Connecticut General Statutes, as amended, and authorizes Lender’s attorney to issue a writ for a prejudgment remedy, including, but not limited to, garnishment, attachment, foreign attachment and replevin, without securing a court order.

Section 6.22     Certain New Mexico State Specific Provisions. To the extent, if at all, N.M. Stat. Ann. § 56-7-1 is applicable to any indemnification provisions in this Guaranty, any agreement to indemnify any indemnitee in this Guaranty is limited by the provisions of such statute.

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IN WITNESS WHEREOF, each Guarantor has executed this Guaranty as of the day and year first above written.

Waiver of Appraisal Rights. The laws of South Carolina provide that in any real estate foreclosure proceeding a defendant against whom a personal judgment is taken or asked may within thirty days after the sale of the mortgaged property apply to the court for an order of appraisal. The statutory appraisal value as approved by the court would be substituted for the high bid and may decrease the amount of any deficiency owing in connection with the transaction. THE UNDERSIGNED HEREBY WAIVES AND RELINQUISHES THE STATUTORY APPRAISAL RIGHTS WHICH MEANS THE HIGH BID AT THE JUDICIAL FORECLOSURE SALE WILL BE APPLIED TO THE DEBT REGARDLESS OF ANY APPRAISED VALUE OF THE MORTGAGED PROPERTY.

THE UNDERSIGNED ACKNOWLEDGES AND AFFIRMS THAT IT RECEIVED WRITTEN NOTIFICATION BEFORE THE TRANSACTION THAT A WAIVER OF APPRAISAL RIGHTS WAS REQUIRED IN ACCORDANCE WITH THE PROVISIONS OF S.C. CODE ANN. SECTION 29-3-680.

GUARANTORS:

HOSPITALITY INVESTORS TRUST OPERATING PARTNERSHIP, L.P.,
a Delaware limited partnership

By:	/s/ Paul C. Hughes
	Name:	Paul C. Hughes
	Title:	General Counsel and Secretary

HOSPITALITY INVESTORS TRUST, INC., a Maryland corporation

By:	/s/ Paul C. Hughes
	Name:	Paul C. Hughes
	Title:	General Counsel and Secretary

Signature Page	Guaranty of Recourse Obligations